UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2020

PQ Group Holdings Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PQG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 22, 2020 (the “Closing Date”), PQ Corporation and Eco Services Operations Corp. (collectively, the “Borrowers”), each an indirect, wholly owned subsidiary of PQ Group Holdings Inc. (“PQ Group Holdings”), entered into a New Term Loan Credit Agreement among the Borrowers, CPQ Midco I Corporation, Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent (the “New Term Loan Agent”), and the lenders from time to time party thereto (the “New Term Loan Agreement”), which provided for a new $650.0 million term loan facility (the “New Term Loan Facility”).

Borrowings under the New Term Loan Facility, together with cash on hand, were used to redeem PQ Corporation’s outstanding 6.75% Senior Secured Notes due 2022 (the “6.75% Senior Secured Notes”) and to pay related fees and expenses.

Interest Rate

Borrowings under the New Term Loan Facility bear interest at a rate per annum equal to, at the Borrowers’ option, (1) a margin of 3.00% plus a LIBOR rate (subject to a floor of 1.00%) determined by reference to the cost of funds for U.S. dollar deposits, as adjusted for certain statutory reserve requirements (or, if no interbank rate that is broadly accepted by the syndicated loan market exists, a successor or alternative index rate as the New Term Loan Agent and the Borrowers may determine with the consent of the required lenders under the New Term Loan Facility) or (2) a margin of 2.00% plus a base rate determined by reference to the highest of (A) the federal funds effective rate in effect on such day, plus 0.50%, (B) the one-month LIBOR rate determined by reference to the cost of funds for U.S. dollar deposits, plus 1.00%, (C) the prime commercial lending rate publicly announced by the New Term Loan Agent as the “prime rate” in effect and (D) 2.00%.

Mandatory Prepayments

The New Term Loan Facility requires the Borrowers to prepay, subject to certain exceptions, outstanding term loans with:

•

100% of the net cash proceeds of any incurrence of debt, other than the net cash proceeds of certain debt permitted under the New Term Loan Facility, subject to reduction to reflect a pro rata split between PQ Corporation’s existing senior secured term loan facility (the “Existing Term Loan Facility”) and the New Term Loan Facility based on aggregate outstanding principal amounts thereof at the time of receipt of the net cash proceeds, and certain exceptions;

•

100% of the net cash proceeds above a threshold amount of certain asset sales, subject to reinvestment rights, and subject to reduction to reflect a pro rata split between the Existing Term Loan Facility and the New Term Loan Facility based on aggregate outstanding principal amounts thereof at the time of receipt of the net cash proceeds, and certain exceptions; and

•

a portion of the Borrowers’ annual excess cash flow, but only to the extent that lenders under the Existing Term Loan Facility decline their portion of the applicable excess cash flow prepayment under the Existing Term Loan Facility, and in no event to exceed an amount that would reflect a pro rata split between the Existing Term Loan Facility and the New Term Loan Facility based on aggregate outstanding principal amounts thereof at the time such excess cash flow prepayment is made, and certain other exceptions.

Voluntary Prepayments

Voluntary prepayments of the New Term Loan Facility in connection with a repricing transaction on or prior to twelve months after the Closing Date will be subject to a call premium of 1.00%. Otherwise, the New Term Loan Facility may be voluntarily prepaid at any time without premium or penalty.

Amortization and Final Maturity

The New Term Loan Facility requires scheduled quarterly amortization payments equal to 0.25% of the original principal amount of the New Term Loan Facility, with the balance of the New Term Loan Facility to be paid on February 7, 2027.

Guarantees and Security

All obligations under the New Term Loan Facility are unconditionally guaranteed jointly and severally on a senior basis by CPQ Midco I Corporation, an indirect, wholly owned subsidiary of PQ Group Holdings, and certain of PQ Corporation’s existing and future direct and indirect wholly owned domestic subsidiaries.

All obligations under the New Term Loan Facility are secured, subject to certain exceptions, by substantially all of the assets of the Borrowers and the assets of the guarantors.

Certain Covenants and Events of Default

The New Term Loan Facility contains a number of restrictive covenants that, among other things and subject to certain exceptions, restrict the ability of the Borrowers and the ability of their subsidiaries to:

•	incur additional indebtedness;

•	pay dividends on capital stock or redeem, repurchase or retire capital stock;

•	make investments, acquisitions, loans and advances;

•	create negative pledges or restrictions on the payment of dividends or payment of other amounts owed from subsidiaries;

•	engage in transactions with affiliates;

•	sell, transfer or otherwise dispose of assets, including capital stock of subsidiaries;

•	materially alter the conduct of the business;

•	modify certain material documents;

•	change the fiscal year;

•	consolidate, merger, liquidate or dissolve;

•	incur liens; and

•	make prepayments of subordinated or junior debt.

CPQ Midco I Corporation is subject to a “passive holding company” covenant under the New Term Loan Facility.

The New Term Loan Facility also contains certain customary representations and warranties, affirmative covenants and reporting obligations. In addition, the lenders under the New Term Loan Facility are permitted to accelerate the loans or exercise other specified remedies available to secured creditors upon the occurrence of certain events of default, subject to certain grace periods and exceptions, which include, among others, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain material indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments and changes of control.

The foregoing summary of the New Term Loan Facility is subject to, and qualified in its entirety by, the full text of the New Term Loan Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On the Closing Date, PQ Corporation redeemed the outstanding $625.0 million aggregate principal amount of its 6.75% Senior Secured Notes in accordance with the terms of the indenture governing the 6.75% Senior Secured Notes. The 6.75% Senior Secured Notes were redeemed at a redemption price equal to the sum of the outstanding principal amount of the 6.75% Senior Secured Notes, a redemption premium and accrued and unpaid interest on the 6.75% Senior Secured Notes to, but not including, the Closing Date.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	New Term Loan Credit Agreement, dated as of July 22, 2020 among CPQ Midco I Corporation, PQ Corporation, Eco Services Operations Corp., Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and the lenders from time to time party thereto

104	The cover page from this Current Report on Form 8-K of PQ Group Holdings Inc., formatted in Inline XBRL and included as Exhibit 101

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2020	PQ Group Holdings Inc.

	By:	/s/ Michael Crews
Executive Vice President and Chief Financial Officer